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                                   EXHIBIT 11

                               CHIRON CORPORATION
              STATEMENT OF COMPUTATION OF EARNINGS (LOSS) PER SHARE
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                                                                  Three Months Ended                     Nine Months Ended
                                                          ----------------------------------       --------------------------------
                                                          September 30,        September 30,       September 30,      September 30,
                                                               1997                 1996                1997               1996
                                                             --------             --------            --------           --------
Earnings (loss) per share:

 Net income (loss) from continuing operations
  available for common shares and common
  stock equivalent shares deemed to have a
  dilutive effect                                         $(14,187,000)       $ 12,828,000        $ 17,001,000        $ 42,458,000
                                                          ------------        ------------        ------------        ------------
                                                          ------------        ------------        ------------        ------------


  Primary earnings per share                              $      (0.08)       $       0.07        $       0.10        $       0.24
                                                          ------------        ------------        ------------        ------------
                                                          ------------        ------------        ------------        ------------

  Fully diluted earnings per share                        $      (0.08)       $       0.07        $       0.09        $       0.24
                                                          ------------        ------------        ------------        ------------
                                                          ------------        ------------        ------------        ------------

Net income (loss) available for common shares
  and common stock equivalent shares deemed
  to have a dilutive effect                               $(12,681,000)       $ 11,778,000        $ 18,397,000        $ 39,876,000
                                                          ------------        ------------        ------------        ------------
                                                          ------------        ------------        ------------        ------------


  Primary earnings per share                              $      (0.07)       $       0.07        $       0.10        $       0.22
                                                          ------------        ------------        ------------        ------------
                                                          ------------        ------------        ------------        ------------

  Fully diluted earnings per share                        $      (0.07)       $       0.07        $       0.10        $       0.22
                                                          ------------        ------------        ------------        ------------
                                                          ------------        ------------        ------------        ------------


Shares used in primary earnings per share computation:
    Weighted average common shares outstanding             174,221,000         169,927,000         172,930,000         168,968,000
    Weighted average dilutive incremental common
     shares issuable from exercise of warrants                       -             208,000             206,000             324,000
    Weighted average dilutive incremental common
     shares issuable under employee stock option
     programs                                                        -           5,713,000           4,417,000           8,000,000
                                                          ------------        ------------        ------------        ------------
    Total common shares and common stock equivalent
     shares deemed to have a dilutive effect               174,221,000         175,848,000         177,553,000         177,292,000
                                                          ------------        ------------        ------------        ------------
                                                          ------------        ------------        ------------        ------------

Shares used in fully diluted earnings per share
  computation:
     Weighted average common shares outstanding            174,221,000         169,927,000         172,930,000         168,968,000
     Weighted average dilutive incremental common
      shares issuable from exercise of warrants                      -             208,000             260,000             326,000
     Weighted average dilutive incremental common
      shares issuable under employee stock option
      programs                                                       -           5,708,000           6,438,000           8,000,000
                                                          ------------        ------------        ------------        ------------
     Total common shares and common stock equivalent
      shares deemed to have a dilutive effect              174,221,000         175,843,000         179,628,000         177,294,000
                                                          ------------        ------------        ------------        ------------
                                                          ------------        ------------        ------------        ------------

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